CORRECTION -- Lakeland Industries

RONKONKOMA, NY -- (MARKET WIRE) -- July 31, 2006 -- In the news release, "Lakeland Industries Declares a 10% Dividend Payable in Stock," issued June 29, 2006 by Lakeland Industries (NASDAQ: LAKE), we are advised by the company that the fifth sentence of the second paragraph should read "Therefore, the Ex-Dividend date has been set by NASDAQ on July 31, 2006; with one (1) share issued for every 10 shares held by a stockholder on the ex-dividend date (7/31/06)" rather than "Therefore, the Ex-Dividend date should be set by NASDAQ on July 29, 2006; with one (1) share issued for every 10 shares held by a stockholder on the ex-dividend date." In the third paragraph, the first sentence should read "To illustrate, the closing price of Lakeland's stock was $14.29 per share on July 28, 2006 and the opening price on July 31, 2006 was $12.99" rather than "To illustrate, if the closing price of Lakeland's stock is $16 per share on September 1, 2006, the opening price on September 5, 2006 will be approximately $14.40" as originally issued. The last sentence of the third paragraph, which contains new information, was not in the original release. Complete corrected text follows.

Lakeland Industries Declares a 10% Dividend Payable in Stock

RONKONKOMA, NY -- July 31, 2006 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading manufacturer of industrial protective clothing, announced on 6/29/06 that it would award a 10% dividend in common stock.

The measure is expected to further broaden Lakeland's shareholder base by making the stock more affordable for individual investors by making it easier for them to purchase stock in round lots. This dividend will further increase the number of shares issued and outstanding, which management believes will aid in increased liquidity and trading volume. The Record Date for the above announced stock dividend will be August 1, 2006. The payable date for the dividend will be September 1, 2006. Therefore, the Ex-Dividend date has been set by NASDAQ on July 31, 2006; with one (1) share issued for every 10 shares held by a stockholder on the ex-dividend date (7/31/06). Any fractional shares will be half adjusted.

To illustrate, the closing price of Lakeland's stock was $14.29 per share on July 28, 2006 and the opening price on July 31, 2006 was $12.99. While the dividend will increase the number of shares owned by 10%, the price per share has been reduced by approximately 10%, immediately after the payable date. Of course, market factors will influence the price before and after the dividend is payable. The extra shares will be delivered on the payable date of September 1, 2006.

For questions pertaining to the stock split, dividends, etc. please contact Investors Relations at the Registrar and Transfer Company: 10 Commerce Drive, Cranford, NJ 07016 1-800-368-5948

For more information concerning Lakeland, please visit us at: www.lakeland.com or call Investor Relations: Christopher J. Ryan at 631-981-9700 or e-mail CJRyan@lakeland.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and 8-K(s), registration statements, annual reports and other periodic reports and filings filed with the Securities and Exchange Commission. All statements, other than statements of historical facts, which address Lakeland's expectations of sources of capital or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "anticipated," "estimated" or "expected," which words reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events conditions or circumstances on which such statement is based.